Exhibit 99.1

For Release: Wednesday Oct. 30, 2013 7:30 a.m. EDT

GM Reports Third Quarter Net Income of $0.7 Billion

•	EPS of $0.45 includes net loss from special items of $0.51 per share

•	EBIT-adjusted of $2.6 billion, up from $2.3 billion in the third quarter of 2012

DETROIT - General Motors Co. (NYSE: GM) today announced third quarter net income to common stockholders of $0.7 billion or $0.45 per fully diluted share, down from $1.5 billion or $0.89 per fully diluted share a year ago. Improvement in operating performance during the quarter was more than offset by a net loss from special items and incremental tax expense.

Net income to common includes a net loss from special items of $0.9 billion or $0.51 per fully diluted share, including $0.8 billion related to the repurchase of 120 million shares of Preferred Series A Stock. Results were also impacted by incremental tax expense of $0.5 billion or $0.29 per fully diluted share in the quarter compared to the third quarter of 2012.

Net revenue during the quarter was $39.0 billion compared to $37.6 billion in the third quarter of 2012. Earnings before interest and tax (EBIT) adjusted was $2.6 billion compared to $2.3 billion in the third quarter of 2012.

“We made gains in the third quarter as we improved our North American margins and increased our global share on the strength of our Chevrolet brand," said Dan Akerson, GM chairman and CEO. “Our efforts to build great cars and trucks and deliver solid financial results were recognized this quarter by Moody’s investment grade rating.”

GM Results Overview (in billions except for per share amounts)

	Q3 2013	Q3 2012
Revenue	$39.0	$37.6
Net income attributable to common stockholders	$0.7	$1.5
Earnings per share (EPS) fully diluted	$0.45	$0.89
Impact of special items on EPS fully diluted	$(0.51)	$(0.04)

EBIT-adjusted	$2.6	$2.3

Automotive net cash flow from operating activities	$3.3	$3.1
Adjusted automotive free cash flow	$1.3	$1.2

1

Segment Results

•	GM North America reported EBIT-adjusted of $2.2 billion compared with $1.7 billion in the third quarter of 2012.

•	GM Europe reported EBIT-adjusted of $(0.2) billion compared with $(0.5) billion in the third quarter of 2012.

•	GM International Operations reported EBIT-adjusted of $0.3 billion compared with $0.8 billion in the third quarter of 2012.

•	GM South America reported EBIT-adjusted of $0.3 billion compared with EBIT-adjusted of $0.2 billion in the third quarter of 2012.

•	GM Financial earnings before tax was $0.2 billion for the quarter compared to $0.2 billion in the third quarter of 2012.

Cash Flow and Liquidity
For the quarter automotive cash flow from operating activities was $3.3 billion and adjusted automotive free cash flow was $1.3 billion. GM ended the quarter with very strong total automotive liquidity of $37.3 billion. Automotive cash and marketable securities was $26.8 billion compared with $24.2 billion for the second quarter of 2013.
“During the quarter strong demand for new vehicles like the Cadillac ATS, Chevrolet Onix and the all-new Chevrolet Silverado helped boost our top-line,” said Dan Ammann, GM executive vice president and CFO. “We also further strengthened our fortress balance sheet and reduced our cost of capital through our $4.5 billion refinancing of high cost obligations.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #

CONTACTS:

Tom Henderson 313-410-2704 tom.e.henderson@gm.com	Randy Arickx 313-268-7070 randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s international operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly Europe; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports to the SEC.

2

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, (EBIT-adjusted) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating segments
GMNA(a)(b)	$2,187	$1,715	$5,577	$5,248
GME(a)(b)	(214)	(487)	(499)	(1,175)
GMIO(a)(b)	299	761	1,022	1,909
GMSA(a)(b)	284	159	300	328
GM Financial(c)	239	200	673	598
Total operating segments	2,795	2,348	7,073	6,908
Corporate and eliminations(a)	(158)	(52)	(394)	(311)
EBIT-adjusted	2,637	2,296	6,679	6,597
Special items	(48)	(62)	(114)	(674)
Corporate interest income	33	84	189	259
Automotive interest expense	65	128	217	356
Gain (Loss) on extinguishment of debt	2	—	(238)	(18)
Income tax expense	842	357	1,993	814
Net income attributable to stockholders	1,717	1,833	4,306	4,994
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock	1,019	215	1,449	644
Less: undistributed earnings allocated to Series B Preferred Stock participating security	—	142	—	383
Net income attributable to common stockholders(d)	$698	$1,476	$2,857	$3,967
__________

(a)
In the three months ended March 31, 2013 GM changed its managerial and reporting structure to report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of intersegment sales and profits. Prior year operating segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(c)	GM Financial amounts represent income before income taxes.

(d)
In the three and nine months ended September 30, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share. In the three and nine months ended September 30, 2013 GM was required to use the if-converted method for calculating earnings per share as the applicable market value of its common stock was within the price range of $33.00 to $39.60 per common share.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

In the three months ended September 30, 2013 special items consisted of Goodwill impairment charges of $48 million in GMIO, which is presented net of noncontrolling interests.

In the nine months ended September 30, 2013 special items consisted of the following:

•Venezuela currency devaluation of $162 million in GMSA;
•The acquisition of GM Korea preferred shares of $67 million in GMIO;
•Goodwill impairment charges of $48 million in GMIO, which is presented net of noncontrolling interests; and
•Net pension settlement charges and income related to various insurance recoveries, net of $29 million.

In the three months ended September 30, 2012 special items consisted of Goodwill impairment charges of $62 million in GMIO, which is presented net of noncontrolling interests.

In the nine months ended September 30, 2012 special items consisted of Goodwill impairment charges of $590 million in GME and $84 million in GMIO, which is presented net of noncontrolling interests.

The following table summarizes the reconciliation of Adjusted automotive free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Adjusted automotive free cash flow	$1,330	$1,172	$2,570	$3,152
Less: Adjustments for voluntary management actions	—	—	71	—
Automotive free cash flow	1,330	1,172	2,499	3,152
Capital expenditures	1,941	1,941	5,770	5,993
Automotive net cash provided by operating activities	$3,271	$3,113	$8,269	$9,145

In the nine months ended September 30, 2013 adjustments for voluntary management actions included pension contributions of $71 million related to the previously announced annuitization of the U.S. salaried pension plan.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2013
Total net sales and revenue	$23,508	$4,858	$5,336	$4,381	$39	$—	$38,122	$867	$(6)	$38,983

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$998	$83	$176	$111	$24	$—	$1,392	$145	$(2)	$1,535

Equity income, net of tax	$2	$1	$433	$—	$—	$—	$436	$—	$—	$436

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2012
Total net sales and revenue	$22,347	$4,702	$5,722	$4,275	$16	$—	$37,062	$514	$—	$37,576

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$941	$253	$163	$117	$11	$—	$1,485	$59	$(3)	$1,541

Equity income, net of tax	$3	$—	$414	$1	$—	$—	$418	$—	$—	$418

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2013
Total net sales and revenue	$69,982	$14,830	$15,406	$12,380	$114	$—	$112,712	$2,243	$(13)	$114,942

Expenditures for property	$4,197	$527	$612	$353	$76	$5	$5,770	$10	$—	$5,780

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,938	$320	$575	$369	$47	$(1)	$4,248	$340	$(10)	$4,578

Equity income, net of tax	$10	$1	$1,409	$—	$—	$—	$1,420	$—	$—	$1,420

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2012
Total net sales and revenue	$67,074	$15,489	$16,653	$12,259	$41	$—	$111,516	$1,432	$1	$112,949

Expenditures for property	$3,497	$813	$883	$765	$39	$(4)	$5,993	$11	$—	$6,004

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,723	$828	$441	$352	$37	$(1)	$4,380	$156	$(7)	$4,529

Equity income, net of tax	$7	$—	$1,133	$1	$—	$—	$1,141	$—	$—	$1,141

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	September 30, 2013	December 31, 2012
Worldwide Employment (in thousands)
GMNA(a)	109	101
GME	36	37
GMIO	38	39
GMSA	32	32
GM Financial	5	4
Total Worldwide	220	213

U.S. - Salaried(a)	35	30
U.S. - Hourly	53	50
_________

(a)	Headcount increased primarily due to the insourcing of certain information technology support functions that were previously provided by outside parties.

Wholesale and Retail Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. Worldwide market share and retail vehicle sales data exclude the markets of Iran, North Korea, Sudan and Syria. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture retail vehicle sales in China.

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GMNA	775	773	2,413	2,381
GME	253	254	778	810
GMIO	267	274	778	812
GMSA	282	268	793	770
Worldwide	1,577	1,569	4,762	4,773

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

The following tables summarize total retail vehicle sales volume and market share by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Retail Vehicle Sales(a)(b)(c)
United States
Chevrolet - Cars	212	207	662	670
Chevrolet - Trucks	173	168	534	489
Chevrolet - Crossovers	93	83	297	261
Cadillac	50	41	133	104
Buick	57	47	158	137
GMC	113	106	333	307
Total United States	697	652	2,117	1,968
Canada, Mexico and Other	111	107	332	316
Total North America	808	759	2,450	2,284
Europe
Opel/Vauxhall	249	244	795	818
Chevrolet	138	127	390	395
Other	1	1	2	3
Total Europe	388	372	1,186	1,216
Asia/Pacific, Middle East and Africa
Chevrolet	278	291	846	858
Wuling	340	303	1,088	990
Buick	205	172	606	516
Holden	33	32	90	92
GMC	8	9	25	31
Cadillac	14	8	36	25
Other	51	42	155	136
Total Asia/Pacific, Middle East and Africa(d)	930	857	2,847	2,648
South America
Chevrolet	271	283	766	782
Other	1	1	4	4
Total South America	273	285	770	786
Total Worldwide	2,398	2,273	7,252	6,933
________

(a)
North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)
The joint venture vehicle sales presented in the following table are included in GM's retail vehicle sales. Vehicle sales for SAIC GM Investment Limited, the holding company of General Motors India Private Limited and Chevrolet Sales India Private Limited(collectively HKJV) are included in the three and nine months ended September 30, 2013.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Joint venture sales in China
SAIC General Motors Sales Co., Ltd. (SGMS)	368	327	1,111	967
SGMW and FAW-GM	376	336	1,198	1,111
Joint venture sales in India
HKJV		15		64

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Market Share(a)(b)
United States - Cars	14.0%	14.6%	14.2%	14.8%
United States - Trucks	23.1%	23.5%	23.7%	23.2%
United States - Crossovers	17.5%	17.0%	18.1%	17.6%
Total United States	17.3%	17.6%	17.6%	17.7%
Total North America	16.7%	16.9%	17.0%	17.0%
Total Europe	8.6%	8.4%	8.4%	8.4%
Total Asia/Pacific, Middle East and Africa(c)	9.6%	9.4%	9.5%	9.3%
Total South America	17.8%	17.9%	17.4%	18.1%
Total Worldwide	11.7%	11.6%	11.5%	11.4%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	22.8%	29.7%	27.6%	31.4%
% Fleet Sales - Trucks	20.5%	24.2%	24.1%	26.7%
% Fleet Sales - Crossovers	14.4%	16.0%	19.5%	19.9%
Total Vehicles	19.8%	24.4%	24.3%	27.0%

North America Capacity Utilization	96.4%	91.9%	98.9%	98.9%
________
(a) Market Share information is based on retail vehicles sales volume.
(b) North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.
(c) The joint venture vehicle sales presented in the following table are included in GM's retail vehicle sales. Vehicle sales for HKJV are included in the three and nine months ended September 30, 2013.

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Joint venture sales in China
SGMS	368	327	1,111	967
SGMW and FAW-GM	376	336	1,198	1,111
Joint venture sales in India
HKJV		15		64

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$38,122	$—	$(2)	$38,120	$37,062	$—	$—	$37,062
GM Financial	—	867	(4)	863	—	514	—	514
Total	38,122	867	(6)	38,983	37,062	514	—	37,576
Costs and expenses
Automotive cost of sales	33,172	—	(6)	33,166	32,731	—	4	32,735
GM Financial operating and other expenses	—	628	(3)	625	—	314	(3)	311
Automotive selling, general and administrative expense	2,876	—	—	2,876	2,849	—	—	2,849
Goodwill impairment charges	60	—	—	60	78	—	—	78
Total costs and expenses	36,108	628	(9)	36,727	35,658	314	1	35,973
Operating income	2,014	239	3	2,256	1,404	200	(1)	1,603
Automotive interest expense	65	—	—	65	128	—	—	128
Interest income and other non-operating income (loss), net	(83)	—	1	(82)	318	—	—	318
Gain on extinguishment of debt	2	—	—	2	—	—	—	—
Income before income taxes and equity income	1,868	239	4	2,111	1,594	200	(1)	1,793
Income tax expense	756	85	1	842	286	71	—	357
Equity income, net of tax	436	—	—	436	418	—	—	418
Net income	1,548	154	3	1,705	1,726	129	(1)	1,854
Net (income) loss attributable to noncontrolling interests	12	—	—	12	(21)	—	—	(21)
Net income attributable to stockholders	$1,560	$154	$3	$1,717	$1,705	$129	$(1)	$1,833

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$112,712	$—	$(8)	$112,704	$111,516	$—	$1	$111,517
GM Financial	—	2,243	(5)	2,238	—	1,432	—	1,432
Total	112,712	2,243	(13)	114,942	111,516	1,432	1	112,949
Costs and expenses
Automotive cost of sales	99,609	—	(2)	99,607	98,314	—	9	98,323
GM Financial operating and other expenses	—	1,570	(14)	1,556	—	834	(7)	827
Automotive selling, general and administrative expense	8,753	—	—	8,753	8,684	—	—	8,684
Goodwill impairment charges	60	—	—	60	695	—	—	695
Total costs and expenses	108,422	1,570	(16)	109,976	107,693	834	2	108,529
Operating income	4,290	673	3	4,966	3,823	598	(1)	4,420
Automotive interest expense	219	—	(2)	217	356	—	—	356
Interest income and other non-operating income, net	343	—	(3)	340	732	—	—	732
Loss on extinguishment of debt	(238)	—	—	(238)	(18)	—	—	(18)
Income before income taxes and equity income	4,176	673	2	4,851	4,181	598	(1)	4,778
Income tax expense	1,760	232	1	1,993	560	254	—	814
Equity income, net of tax	1,420	—	—	1,420	1,141	—	—	1,141
Net income	3,836	441	1	4,278	4,762	344	(1)	5,105
Net (income) loss attributable to noncontrolling interests	28	—	—	28	(111)	—	—	(111)
Net income attributable to stockholders	$3,864	$441	$1	$4,306	$4,651	$344	$(1)	$4,994

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three and nine months ended September 30, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share. In the three and nine months ended September 30, 2013 GM was required to use the if-converted method for calculating earnings per share as the applicable market value of its common stock was within the price range of $33.00 to $39.60 per common share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Basic earnings per share
Net income attributable to stockholders	$1,717	$1,833	$4,306	$4,994
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock(a)	(1,019)	(215)	(1,449)	(644)
Less: undistributed earnings allocated to Series B Preferred Stock participating security	—	(142)	—	(383)
Net income attributable to common stockholders	$698	$1,476	$2,857	$3,967
Weighted-average common shares outstanding - basic	1,386	1,570	1,378	1,570
Basic earnings per common share	$0.50	$0.94	$2.07	$2.53
Diluted earnings per share
Net income attributable to stockholders	$1,717	$1,833	$4,306	$4,994
Add: preferred dividends to holders of Series B Preferred Stock	59	—	179	—
Less: cumulative dividends on preferred stock and charge related to purchase of preferred stock(a)	(1,019)	(215)	(1,449)	(644)
Less: undistributed earnings allocated to Series B Preferred Stock participating security	—	(135)	—	(361)
Net income attributable to common stockholders	$757	$1,483	$3,036	$3,989
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,386	1,570	1,378	1,570
Dilutive effect of warrants	152	88	144	101
Dilutive effect of conversion of Series B Preferred Stock	140	—	148	—
Dilutive effect of restricted stock units	3	5	2	4
Weighted-average common shares outstanding - diluted	1,681	1,663	1,672	1,675
Diluted earnings per common share	$0.45	$0.89	$1.82	$2.38
__________

(a)
Includes earned but undistributed dividends of $15 million and $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three and nine months ended September 30, 2013 and 2012.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions, except share amounts)
(Unaudited)

	September 30, 2013				December 31, 2012
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$18,599	$1,756	$—	$20,355	$17,133	$1,289	$—	$18,422
Marketable securities	8,215	—	—	8,215	8,988	—	—	8,988
Restricted cash and marketable securities	52	908	(1)	959	220	466	—	686
Accounts and notes receivable, net	11,348	771	(1,052)	11,067	10,384	34	(23)	10,395
GM Financial receivables, net	—	11,062	(52)	11,010	—	4,089	(45)	4,044
Inventories	15,356	—	1	15,357	14,714	—	—	14,714
Equipment on operating leases, net	2,559	—	—	2,559	1,782	—	—	1,782
Deferred income taxes	9,789	79	—	9,868	9,369	59	1	9,429
Other current assets	1,671	100	3	1,774	1,487	60	(11)	1,536
Total current assets	67,589	14,676	(1,101)	81,164	64,077	5,997	(78)	69,996
Non-current Assets
Restricted cash and marketable securities	156	520	—	676	380	302	—	682
GM Financial receivables, net	—	12,222	—	12,222	—	6,955	(1)	6,954
Equity in net assets of nonconsolidated affiliates	7,897	—	—	7,897	6,883	—	—	6,883
Property, net	26,124	124	(1)	26,247	24,144	52	—	24,196
Goodwill	619	1,334	—	1,953	695	1,278	—	1,973
Intangible assets, net	6,355	8	1	6,364	6,809	—	—	6,809
GM Financial equipment on operating leases, net	—	3,100	—	3,100	—	1,703	(54)	1,649
Deferred income taxes	26,092	(72)	—	26,020	27,883	38	1	27,922
Other assets	3,407	88	(599)	2,896	2,873	43	(558)	2,358
Total non-current assets	70,650	17,324	(599)	87,375	69,667	10,371	(612)	79,426
Total Assets	$138,239	$32,000	$(1,700)	$168,539	$133,744	$16,368	$(690)	$149,422
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$27,042	$583	$(383)	$27,242	$25,132	$57	$(23)	$25,166
Short-term debt and current portion of long-term debt
Automotive	2,425	—	(639)	1,786	1,792	—	(44)	1,748
GM Financial	—	9,653	—	9,653	—	3,770	—	3,770
Accrued liabilities	23,511	451	(80)	23,882	23,168	170	(30)	23,308
Total current liabilities	52,978	10,687	(1,102)	62,563	50,092	3,997	(97)	53,992
Non-current Liabilities
Long-term debt
Automotive	6,663	—	(1)	6,662	3,425	—	(1)	3,424
GM Financial	—	14,022	—	14,022	—	7,108	—	7,108
Postretirement benefits other than pensions	6,855	—	—	6,855	7,309	—	—	7,309
Pensions	26,923	108	(1)	27,030	27,420	—	—	27,420
Other liabilities and deferred income taxes	13,789	853	(596)	14,046	13,048	712	(591)	13,169
Total non-current liabilities	54,230	14,983	(598)	68,615	51,202	7,820	(592)	58,430
Total Liabilities	107,208	25,670	(1,700)	131,178	101,294	11,817	(689)	112,422
Equity
Preferred stock, $0.01 par value
Series A	3,109	—	—	3,109	5,536	—	—	5,536
Series B	4,855	—	—	4,855	4,855	—	—	4,855
Common stock, $0.01 par value	14	—	—	14	14	—	—	14
Additional paid-in capital	23,878	—	—	23,878	23,834	—	—	23,834
Retained earnings	6,600	6,303	—	12,903	5,503	4,554	—	10,057
Accumulated other comprehensive income (loss)	(8,008)	27	—	(7,981)	(8,048)	(3)	(1)	(8,052)
Total stockholders’ equity	30,448	6,330	—	36,778	31,694	4,551	(1)	36,244
Noncontrolling interests	583	—	—	583	756	—	—	756
Total Equity	31,031	6,330	—	37,361	32,450	4,551	(1)	37,000
Total Liabilities and Equity	$138,239	$32,000	$(1,700)	$168,539	$133,744	$16,368	$(690)	$149,422

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Automotive	GM Financial	Consolidated	Automotive	GM Financial	Consolidated
Net cash provided by operating activities	$8,269	$1,303	$9,572	$9,145	$679	$9,824
Cash flows from investing activities
Expenditures for property	(5,770)	(10)	(5,780)	(5,993)	(11)	(6,004)
Available-for-sale marketable securities, acquisitions	(4,247)	—	(4,247)	(3,818)	—	(3,818)
Trading marketable securities, acquisitions	(3,214)	—	(3,214)	(4,867)	—	(4,867)
Available-for-sale marketable securities, liquidations	2,777	—	2,777	8,923	—	8,923
Trading marketable securities, liquidations	5,311	—	5,311	5,313	—	5,313
Acquisition of companies, net of cash acquired	(4)	(2,107)	(2,111)	(34)	—	(34)
Proceeds from sale of business units/investments, net of cash disposed	(65)	—	(65)	18	—	18
Increase in restricted cash and marketable securities	(269)	(425)	(694)	(387)	(119)	(506)
Decrease in restricted cash and marketable securities	642	319	961	730	366	1,096
Purchases and funding of finance receivables	—	(18,011)	(18,011)	—	(4,941)	(4,941)
Principal collections and recoveries on finance receivables	—	16,137	16,137	—	3,349	3,349
Purchases of leased vehicles, net	—	(1,733)	(1,733)	—	(837)	(837)
Proceeds from termination of leased vehicles	—	142	142	3	33	36
Decrease (increase) in notes receivable	90	—	90	(2,038)	—	(2,038)
Other investing activities	(162)	10	(152)	29	—	29
Net cash used in investing activities	(4,911)	(5,678)	(10,589)	(2,121)	(2,160)	(4,281)
Cash flows from financing activities
Net increase (decrease) in short-term debt	69	—	69	(221)	—	(221)
Proceeds from issuance of debt (original maturities greater than three months)	5,195	15,873	21,068	330	7,600	7,930
Payments on debt (original maturities greater than three months)	(1,472)	(12,242)	(13,714)	(208)	(5,059)	(5,267)
Payments to purchase stock	(2,438)	—	(2,438)	—	—	—
Dividends paid (including charge related to purchase of Series A Preferred Stock)	(1,519)	—	(1,519)	(679)	—	(679)
Other financing activities	(78)	(69)	(147)	4	(44)	(40)
Net cash provided by (used in) financing activities	(243)	3,562	3,319	(774)	2,497	1,723
Effect of exchange rate changes on cash and cash equivalents	(366)	(3)	(369)	(19)	2	(17)
Net transactions with Automotive/GM Financial	(1,283)	1,283	—	(216)	216	—
Net increase in cash and cash equivalents	1,466	467	1,933	6,015	1,234	7,249
Cash and cash equivalents at beginning of period	17,133	1,289	18,422	15,499	572	16,071
Cash and cash equivalents at end of period	$18,599	$1,756	$20,355	$21,514	$1,806	$23,320